                                                                    Exhibit 10.8

NOTE: PORTIONS OF THIS EXHIBIT ARE THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST BY THE REGISTRANT TO THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN REDACTED AND ARE MARKED WITH A "[*]" IN PLACE OF THE REDACTED LANGUAGE.

                                SUPPLY AGREEMENT

This Agreement is dated as of January 1, 2005, between

IRISH DISTILLERS LIMITED an Irish company having its registered office at Bow Street Distillery, Smithfield, Dublin 7 (hereinafter called Irish Distillers);

CASTLE BRANDS SPIRITS GROUP LIMITED with its principal office at Victoria House, Haddington Road, Dublin 2 and CASTLE BRANDS (USA) CORP., a Delaware corporation with its principal office at 570 Lexington Avenue, 29th Floor, New York, NY 10022 (hereinafter collectively called CASTLE BRANDS); and

CASTLE BRANDS INC., a Delaware corporation with its principal office at 570 Lexington Avenue, 29th Floor, New York, NY 10022 (hereinafter called the GUARANTOR).

WHEREAS, Irish Distillers is in the business of distilling and manufacturing Irish whiskey;

WHEREAS, Castle Brands is in the business of selling and distributing various Irish whiskeys and liquers;

WHEREAS, Castle Brands wishes to provide for a regular supply of Irish whiskey; and

WHEREAS, Irish Distillers is willing to provide such supply of whiskey to Castle Brands for certain brands specified in Exhibit 1.

In consideration of the mutual covenants, conditions and other consideration hereinafter provided for, the receipt and sufficiency of which is irrevocably acknowledged, IT IS AGREED as follows:

1.   TERM

     This Agreement shall have effect from 1 January 2005 and be for an initial term of ten (10) calendar years commencing on the date hereof and shall automatically renew thereafter for successive five (5) calendar year renewal terms. Irish Distillers may terminate this Agreement either at the end of its initial term or any time during subsequent renewal terms provided that Irish Distillers gives Castle Brands not less than two (2) calendar years' prior notice of such termination.

2.   PROCEDURE FOR SUPPLYING WHISKEY SPIRITS

     2.1. Castle Brands will notify Irish Distillers by March 31, 2005 and by January 31 of each calendar year thereafter as to the quantity of whiskey in litres of pure alcohol (LPAs) required during that year ("the Specified Amount") for each Brand. Unless agreed to by Irish Distillers, these annual Specified Amounts will not exceed the quantities opposite each Brand shown on Exhibit I. If the quantity of whiskey depleted by Castle Brands throughout any given year ("the Actual Amount") for any given Brand does not aggregate to the Specified Amount for that Brand, Irish Distillers shall, at the end of each year, invoice Castle Brands for the shortfall between the Actual Amount and the Specified Amount. The shortfall will be stored by Irish Distillers for collection by Castle Brands and Castle Brands will be invoiced monthly for the storage costs accrued at Irish Distillers' then current rates for such storage.

     2.2. Irish Distillers shall supply the whiskey for the Brands in accordance with the samples agreed by the parties. In respect of Knappogue Single Malt only, Irish Distillers agrees to make a reasonably sufficient number of casks available for sampling by an expert designated by Castle Brands to result in the selection of the Specified Amount. Any incremental cost incurred by Irish Distillers in connection with facilitating the selection process will be billed to, and paid by, Castle Brands.

     2.3. The price per LPA shall be as specified for each Brand listed in
          Exhibit 2 and will be increased by the percentage increase in the Irish Consumer Price Index for subsequent years or such other index as the parties may agree in writing during the term of this Agreement.

     2.4. BRANDS:- means those brands listed in Exhibit 1 and such other brand names as shall be agreed by Irish Distillers from time to time.

     2.5. ORDER TIME:- the lead time for having each whiskey consignment available for collection shall be 45 days from receipt of order unless otherwise agreed by Irish Distillers.

     2.6. DELIVERY:- Castle Brands shall be responsible for all transport, tax and other collection costs from Irish Distillers' properties in Fox and Geese in Dublin, Midleton in Cork and Bushmills in Antrim.

3.   PAYMENT

     Castle Brands shall pay in full for each order within 30 days of the invoice date which invoice date shall be the date of collection of the whiskey consignment from Irish Distillers' properties.

4.   TITLE

     Irish Distillers represents and warrants that the whiskey purchased hereunder shall, when the purchase price is paid in full by Castle Brands, be free and clear of all liens, encumbrances, mortgages and charges. Title to the various quantities of whiskey purchased hereunder shall irrevocably vest in Castle Brands upon transfer of funds representing the applicable purchase price, provided that Irish Distillers shall maintain and keep safe the casks and whiskey so purchased until the collection date.

5.   FORCE MAJEURE

     Notwithstanding any other provision of this Agreement, neither party shall be liable to the other for any default hereunder where the same is due to causes beyond the control of the party in default, including without limitation, fire, flood, act of God, strikes, lockouts, stoppage of work, trade disputes and any act or omission outside the party's control, provided that any party seeking to rely on this provision shall promptly give written notice to the other of such cause.

6.   USE/CONFIDENTIALITY

     6.1. Castle Brands shall only sell whiskey supplied by Irish Distillers pursuant to this Agreement as premium brand Irish whiskey under the brand names previously approved in writing by Irish Distillers and must use all whiskey supplied hereunder for approved brands only.

     6.2. During the term of this Agreement and at any time up to two years following termination, Irish Distillers and Castle Brands agree not to disclose to any third party any information relating to this Agreement, except insofar as may be necessary for the proper performance of its obligations under this Agreement or to the extent that such information is generally available to the public or disclosure of such information is required by law or any court of competent jurisdiction or as provided below, and will ensure that its employees are aware of and comply with this clause.

     6.3. Irish Distillers agrees that Castle Brands and its designees will have the right to view the casks owned under clause 2.1 hereof by Castle Brands upon reasonable notice and, so far as possible, said casks will be stored together in an area reasonably accessible for viewing. Castle Brands will pay Irish Distillers' usual customary storage charges in respect of these casks.

7.   TRADEMARKS

     Castle Brands shall not use the name Irish Distillers in connection with any marketing or promotion of the Brands or in any manner without the prior written approval of Irish Distillers.

8.   AGENCY

     Nothing in this Agreement shall constitute either party as agent for the other or a joint venture or partnership among the parties, or authorize either party to pledge the other's credit or contract any liabilities on the other party's behalf.

9.   ASSIGNMENT

     Neither Castle Brands nor Irish Distillers shall be entitled to assign, subcontract, transfer, charge or otherwise dispose of any of its rights or the performance of its obligations under this Agreement except with the prior written consent of the other.

10.  NOTICES

     10.1. Any notice required to be given hereunder shall be given in writing, by personal delivery, by post or by facsimile transmission, and shall be deemed to be served:

          10.1.1. if given by post, 10 days after the said notice has been posted by first class registered mail (or the equivalent thereof) addressed to the other party at its address appearing herein or at such other address as either party may from time to time notify to the other as the address for the service of notice, and

          10.1.2. if given by personal delivery or facsimile transmission at the time of delivery or transmission.

     10.2. All notices under this Agreement to Castle Brands shall be deemed to be delivered, if delivered in accordance with clause 10.1, to Castle Brands (USA) Corp.

11.  ENTIRE AGREEMENT

     This Agreement constitutes the entire Agreement between the parties in connection with the subject matter of this Agreement and supersedes all previous correspondence or negotiations between the parties relative hereto.

12.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which when executed and delivered shall constitute an original and all such counterparts together constituting but one and the same instrument.

13.  WAIVER OF BREACH

     A waiver by any party of any breach by the other party hereto of any of the terms, provisions or conditions of this Agreement or the acquiescence of any party in any act (whether commission or omission) which but for the acquiescence would be a breach as aforesaid shall not constitute a general waiver of such term, provision or condition or an acquiescence to any subsequent act contrary thereto.

14.  VARIATION

     No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto.

15.  SEVERABILITY

     Each of the provisions of this Agreement is separate and severable and enforceable accordingly and if at any time any provision is adjudged by any court of competent jurisdiction to be void or unenforceable the validity, legality and enforceability of the remaining provisions hereof and of that provision in any other jurisdiction shall not in any way be affected or impaired thereby.

16.  BINDING AGREEMENT

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

17.  FURTHER ASSURANCES

     Each of the parties hereto agree to take any and all such further action and to execute, acknowledge and deliver such instruments, documents and other agreements as the other party may reasonably request to effectuate, consummate or confirm the transactions contemplated hereby.

18.  GOVERNING LAW

     This Agreement shall be interpreted in accordance with the laws of Ireland.

19.  JURISDICTION

     It is irrevocably agreed that the Irish courts are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement or its performance and accordingly that any suit, action or proceedings so arising may be brought in such courts. It is further agreed that nothing in this clause will limit a party's right to take any suit, action or proceedings ("Proceedings") against the other in the United States or in any other court of competent jurisdiction if such party is prevented by applicable law or procedure from initiating Proceedings in the Irish courts, nor will the taking of Proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

20.  COMPLIANCE WITH APPLICABLE LAWS

     Each party hereby warrants that the supply of whiskey by Irish Distillers pursuant to this Agreement and the terms of this Agreement do not breach the laws of the country of its residence and hereby agrees that in the event that any such breach does occur which causes any loss, damage, cost or expense to the other party or the non-fulfillment of the terms of this Agreement, that the party the laws of whose residence are breached hereby shall be liable to and shall indemnify and keep indemnified the other party for any loss, cost, damage or expense which it thereby incurs and hereby further acknowledges that in the event that any term of this Agreement or the performance of the terms thereof causes any such breach of such local law that the other party shall have the right to terminate this Agreement following notice of intention to do so and the failure of the parties to agree to an amendment hereof to avoid such breach, consent to which amendment not to be unreasonably withheld by either party.

21.  GUARANTEE

     Notwithstanding any other provision including the termination of this Agreement, the Guarantor guarantees the prompt performance of Castle Brands of each and every obligation hereunder.

22.  TERMINATION AND CONSEQUENCES OF TERMINATION

     22.1. In addition to the provisions providing for termination of this Agreement at the end of the initial term or during any renewal terms, Irish Distillers will be entitled to terminate this Agreement by giving not less than 30 days' written notice to Castle Brands if

          22.1.1. there is at any time a material change in the control of Castle Brands;

          22.1.2. Castle Brands at any time challenges the validity of any intellectual property right of Irish Distillers.

          22.1.3. Castle Brands uses the whiskey supplied by Irish Distillers other than for the sale of brands approved by Irish Distillers.

     22.2. In addition to the provisions providing for termination of this Agreement at the end of the initial term or during any renewal terms, either Castle Brands or Irish Distillers will be entitled to terminate this Agreement by giving not less than 30 days' written notice to the other if:

          22.2.1. the other party commits any material breach of any of the provisions of this Agreement and, in the case of a breach capable of remedy, fails to remedy the same within 30 days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied;

          22.2.2. a receiver, liquidator, administrator or analogous person is appointed over any of the property or assets of the other party or Guarantor;

          22.2.3. the other party or Guarantor makes any voluntary arrangement with its creditors or becomes subject to an administration order;

          22.2.4. the other party or Guarantor goes into liquidation (except for the purposes of amalgamation or reconstruction and in such manner that the company resulting therefrom effectively agrees to be bound by or assume the obligations imposed on that other party under this Agreement);

          22.2.5. any analogous procedure to any of the foregoing under the law of any jurisdiction occurs in relation to the other party; or

          22.2.6. the other party or the Guarantor ceases, or threatens to cease, to carry on business.

For the purposes of clause 22.1 above, a breach will be considered capable of remedy if the party in breach can comply with the provision in question in all respects other than as to the time of performance. The rights to terminate this Agreement given by this Section 22 will be without prejudice to any other right or remedy of either party in respect of the breach concerned (if any) or any other breach.

     22.3. Upon the termination of this Agreement for any reason:

          22.3.1. Castle Brands may sell or dispose of all stocks of whiskey which it has ordered hereunder prior to the date of termination;

          22.3.2. At completion of 22.3.1 above, Castle Brands shall at its own expense within 30 days send to Irish Distillers or otherwise dispose of in accordance with the directions of Irish Distillers all advertising, promotional or sales material relating specifically to the whiskey supplied by Irish Distillers then in the possession of Castle Brands or ordered by Castle Brands;

          22.3.3. outstanding unpaid invoices rendered by Irish Distillers in respect of the whiskey and liqueurs supplied will become immediately payable by Castle Brands and invoices in respect of whiskey ordered prior to termination but for which an invoice has not been submitted will be payable immediately upon submission of the invoice and delivery of the whiskey to Castle Brands; and

          22.3.4. At completion of 22.3.1 above, Castle Brands shall cease to promote, market or advertise the whiskey supplied or to make any use of the trademarks or other intellectual property rights of Irish Distillers; provided Castle Brands may make references to the fact that it had previously purchased whiskey from Irish Distillers.

Upon the termination of this Agreement, the provisions of Sections 3, 4, 5, 6, 18, 19, 20 and 21 shall survive.

IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized officer of Irish Distillers, Castle Brands and Castle Brands Inc the day and year first herein written.

                                        IRISH DISTILLERS LIMITED


                                        By: /s/ Savinel Philippe
                                            ------------------------------------
                                        Name: Savinel Philippe
                                        Title: CEO

SIGNED in the presence of:


/s/ Maurice Smythe
-------------------------------------
Witness
Production Director


                                        CASTLE BRANDS INC.


                                        By: /s/ Mark Andrews
                                            ------------------------------------
                                        Name: Mark Andrews
                                        Title: Chairman and CEO


SIGNED in the presence of:


/s/ John E. Schmeltzer, III
-------------------------------------
Witness

John E. Schmeltzer, III
1133 Avenue of the Americas
New York, New York 10036
Attorney


                                        CASTLE BRANDS SPIRITS GROUP LIMITED


                                        By: /s/ Patrick Rigney
                                            ------------------------------------
                                        Name: Patrick Rigney
                                        Title: Managing Director


SIGNED in the presence of:


/s/ Tom O'Connor
-------------------------------------
Witness

Tom O'Connor
Operations Manager

                                        CASTLE BRANDS (USA) CORP.


                                        By: /s/ Mark Andrews
                                            ------------------------------------
                                        Name: Mark Andrews
                                        Title: Chairman and CEO


SIGNED in the presence of:


/s/ John E. Schmeltzer, III
-------------------------------------
Witness

John E. Schmeltzer, III
1133 Avenue of the Americas
New York, New York 10036
Attorney

                                    EXHIBIT 1

                            Brands/Quantities
       -----------------------------------------------------------
                     Clontarf                      Knappogue
       -----------------------------------   ---------------------
Year   Black Label   Reserve   Single Malt   Single Malt   Premium
----   -----------   -------   -----------   -----------   -------
2005       *            *           *             *           *
2006       *            *           *             *           *
2007       *            *           *             *           *
2008       *            *           *             *           *
2009       *            *           *             *           *
2010       *            *           *             *           *
2011       *            *           *             *           *
2012       *            *           *             *           *
2013       *            *           *             *           *
2014       *            *           *             *           *

                                    EXHIBIT 2

                                     PRICING

CLONTARF - YEAR 2005   EURO PER L.ALC
--------------------   --------------
Clontarf Black Label        *
Clontarf Reserve            *
Clontarf Malt               *

KNAPPOGUE -- YEAR 2005   EURO PER L.ALC
----------------------   --------------
Knappogue Premium           *
Knappogue Malt              *